Exhibit 25.3

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Benjamin J. Krueger

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107-2292

(651) 466-6299
 (Name, address and telephone number of agent for service)

Carnival plc

Carnival Corporation

(Issuer with respect to the Securities)

England and Wales	98-0357772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Carnival House 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.***

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25 to registration statement on form S-3ASR, Registration Number 333-236877 filed on March 4, 2020.

*** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul in the State of Minnesota on the 15th day of January, 2021.

By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 15, 2021

By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2020

($000’s)

9/30/2020
Assets
Cash and Balances Due From	$43,891,940
Depository Institutions
Securities	132,530,990
Federal Funds	898
Loans & Lease Financing Receivables	307,196,612
Fixed Assets	7,598,340
Intangible Assets	12,549,045
Other Assets	26,728,893

Total Assets	$530,496,718
Liabilities
Deposits	$426,766,411
Fed Funds	1,460,030
Treasury Demand Notes	0
Trading Liabilities	859,917
Other Borrowed Money	29,719,033
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,732,819
Total Liabilities	$477,388,210

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	38,022,958
Minority Interest in Subsidiaries	800,435
Total Equity Capital	$53,108,508

Total Liabilities and Equity Capital	$530,496,718

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